Exhibit 10.1

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

2004 EMPLOYEE STOCK PURCHASE PLAN

(AS AMENDED AND RESTATED EFFECTIVE AS OF APRIL 1, 2010)

I. DEFINITIONS

ACCOUNT means the book account established for a Participant under Section IX hereunder.

BOARD OF DIRECTORS shall mean the Board of Directors of the Company.

CODE shall mean the Internal Revenue Code of 1986, as amended.

COMMITTEE shall mean the Compensation Committee appointed and acting in accordance with the terms of the Plan.

COMMON STOCK shall mean shares of the Company’s Class A Common Stock, par value $.01 per share.

COMPANY shall mean Cognizant Technology Solutions Corporation, a Delaware corporation. When used in the Plan with reference to employment, Company shall include Designated Subsidiaries.

COMPENSATION shall mean the total cash compensation paid to an Eligible Employee by the Company, as reportable on IRS Form W-2. Notwithstanding the foregoing, Compensation shall exclude severance pay, stay-on bonuses, long term bonuses, retirement income, change-in-control payments, contingent payments, income derived from stock options, stock appreciation rights and other equity-based compensation and other forms of special remuneration.

EFFECTIVE DATE shall mean April 1, 2004.

ELIGIBLE EMPLOYEES shall mean only those persons who, as of the first day of a Purchase Period, are Employees of the Company or any Subsidiary authorized by the Committee from time to time to extend the benefits of the Plan to that Subsidiary’s Employees (a “Designated Subsidiary”) and who are not, as of the day preceding the first day of the Purchase Period, deemed for purposes of Section 423(b) (3) of the Code to own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company.

EMPLOYEES shall mean all persons who are employed by the Company as common-law employees, excluding persons (i) whose customary employment is 20 hours or less per week, or (ii) whose customary employment is for not more than five months in a calendar year.

EXCHANGE ACT shall mean the Securities Exchange Act of 1934, as amended.

EXERCISE DATE shall mean the last day of a Purchase Period.

FAIR MARKET VALUE per share of Common Stock on any relevant date shall be the closing price per share of Common Stock at the close of regular hours trading (i.e., before after-hours trading begins) on date on question on the Stock Exchange serving as the primary market for the Common Stock, as such price is reported by the National Association of Securities Dealers (if primarily traded on the Nasdaq Select or Global Select Market) or as officially quoted in the composite tape of transactions on any other Stock Exchange on which the Common Stock is then primarily traded. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

PARTICIPANT shall mean an Eligible Employee who elects to participate in the Plan under Section VII hereunder.

PLAN shall mean the Cognizant Technology Solutions Corporation Employee Stock Purchase Plan, as set forth herein and as amended from time to time.

PURCHASE PERIOD shall mean quarterly purchase periods that begin on the first business day of, and end on the last business day of, each calendar period, unless modified by the Committee not less than 60 days in advance of the commencement of such modified period. The last Purchase Period under the Plan shall terminate on or before the date of termination of the Plan provided in Section XXIV.

STOCK EXCHANGE shall mean the American Stock Exchange, the Nasdaq Global or Global Select Market or the New York Stock Exchange.

SUBSIDIARY shall mean any corporation which is a subsidiary of the Company within the meaning of Section 425(f) of the Code.

TERMINATION OF SERVICE shall mean the earliest of the following events with respect to a Participant: his retirement, death, resignation, discharge or permanent separation from service with the Company.

The masculine gender includes the feminine, the singular number includes the plural and the plural number includes the singular unless the context otherwise requires.

II. PURPOSE

It is the purpose of this Plan to provide a means whereby Eligible Employees may purchase Common Stock through payroll deductions. It is intended to provide a further incentive for Employees to promote the best interests of the Company and to encourage stock ownership by Employees in order to participate in the Company’s economic progress.

It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code and the provisions of the Plan shall be construed in a manner consistent with the Code.

III. ADMINISTRATION

The Plan shall be administered by the Compensation Committee of the Board of Directors. The Committee shall have authority to make rules and regulations for the administration of the Plan, and its interpretations and decisions with regard thereto shall be final and conclusive. The Committee shall have all necessary authority to communicate, from time to time, with Eligible Employees and Participants for purposes of administering the Plan, and shall notify Eligible Employees promptly of its election of the term of each forthcoming Purchase Period, if other than quarterly.

IV. SHARES

There shall be 9,000,000 shares of Common Stock reserved for issuance to and purchase by Participants under the Plan. Such share reserve includes (i) the 6,000,000 shares of Common Stock previously reserved for issuance under the Plan, plus (ii) an increase of 3,000,000 shares of Common Stock approved by the Board of Directors on April 1, 2010, subject to stockholder approval at the 2010 Annual Meeting. The shares of Common Stock subject to the Plan shall be either shares of authorized but unissued Common Stock or shares of Common Stock reacquired by the Company. Shares of Common Stock subject to any unexercised portion of any terminated option may again be granted under the Plan.

V. PURCHASE PRICE

The purchase price per share of Common Stock sold under this Plan for any Purchase Period shall be equal to the lesser of (a) 90% of the Fair Market Value of a share of Common Stock on the first day of such Purchase Period, or (b) 90% of the Fair Market Value of a share of Common Stock on the Exercise Date of such Purchase Period.

VI. GRANT OF OPTION TO PURCHASE SHARES AND ACCRUAL LIMITATIONS

Each Eligible Employee shall be granted an option effective on the first day of each Purchase Period to purchase a number of full shares of Common Stock. Unless the Compensation Committee determines otherwise prior to the start date of the applicable Purchase Period and subject to the limitations set forth in this Section VI, each option granted for a Purchase Period beginning on or after January 1, 2010 shall provide the Participant with the right to purchase shares of Common Stock under this Plan with an aggregate Fair Market Value of up to $25,000 (as determined on the first day of the Purchase Period) on the related Exercise Date.

No Eligible Employee shall be permitted to purchase shares under this Plan (or under any other “employee stock purchase plan” within the meaning of Section 423(b) of the Code, of the Company) with an aggregate Fair Market Value (as determined as of the first day of the Purchase Period) in excess of $25,000 for any one calendar year within the meaning of Section 423(b)(8) of the Code.

Anything herein to the contrary notwithstanding, if, as of the first day of a Purchase Period, any Eligible Employee entitled to purchase shares hereunder would be deemed for the purposes of Section 423(b) (3) of the Code to own stock (including any number of shares which such person would be entitled to purchase hereunder) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, the maximum number of shares which such person shall be entitled to purchase pursuant to the Plan shall be reduced to that number which when added to the number of shares of stock of the Company which such person is so deemed to own (excluding any number of shares which such person would be entitled to purchase hereunder), is one less than such 5%.

The Compensation Committee shall have the discretionary authority, exercisable prior to the start of any Purchase Period under the Plan, to increase or decrease the limitations to be in effect for the number of shares purchasable per Participant and in total by all Participants on each Exercise Date.

VII. ELECTION TO PARTICIPATE

An Eligible Employee may elect to become a Participant in this Plan by completing a “Stock Purchase Agreement” form or otherwise indicating an election via electronic enrollment prior to the first day of the Purchase Period. In the Stock Purchase Agreement, the Eligible Employee shall authorize regular payroll deductions from his Compensation subject to the limitations in Section VIII below. Options granted to Eligible Employees who fail to authorize payroll deductions will automatically lapse. If a Participant’s payroll deductions allow him to purchase fewer than the maximum number of shares of Common Stock to which his option entitles him, the option with respect to the shares which he does not purchase will lapse as of the last day of the Purchase Period.

The execution and delivery of the Stock Purchase Agreement as between the Participant and the Company shall be conditioned upon the compliance by the Company at such time with Federal (and any applicable state) securities laws.

VIII. PAYROLL DEDUCTIONS

An Eligible Employee may authorize payroll deductions from his Compensation for each payroll period of a specified percentage of such Compensation, not less than 1% and not more than 15%, in multiples of 1%.

The amount of payroll deduction shall be established prior to the beginning of a Purchase Period and may not be altered, except for complete discontinuance under Section XI, XIII or XIV hereunder.

For a given Purchase Period, payroll deductions shall commence on the first day of the Purchase Period and shall end on the related Exercise Date, unless sooner altered or terminated as provided in the Plan.

IX. EMPLOYEE STOCK PURCHASE ACCOUNT

An Account will be established for each Participant in the Plan. Payroll deductions made under Section VIII will be credited to the individual Accounts and no interest or other earnings will be credited to a Participant’s Account. The amounts collected from the Participant shall not be required to be held in any segregated account or trust fund and may be commingled with the general assets of the Company and used for general corporate purposes.

X. PURCHASE OF SHARES

If, as of any Exercise Date, there is credited to the Account of a Participant an amount at least equal to the purchase price of one share of Common Stock for the current Purchase Period, as determined in Section V, the Participant shall buy and the Company shall sell at such price the largest number of whole shares of Common Stock which can be purchased with the amount in his Account, subject to the limitations set forth in Section VII.

Any balance remaining in a Participant’s Account at the end of a Purchase Period will be carried forward into the Participant’s Account for the following Purchase Period. However, in no event will the balance carried forward be equal to or exceed the purchase price of one share of Common Stock as determined in Section V above. Notwithstanding the foregoing provisions of this paragraph, if as of any Exercise Date the provisions of Section XV are applicable to the Purchase Period ending on such Exercise Date, and the Committee reduces the number of shares which would otherwise be purchased by Participants on such Exercise Date, the entire balance remaining credited to the Account of each Participant after the purchase of the applicable number of shares of Common Stock on such Exercise Date shall be refunded to each such Participant. No refund of an Account balance made pursuant to the Plan shall include any amount in respect of interest or other imputed earnings.

Anything herein to the contrary notwithstanding, no Participant may, in any calendar year, purchase a number of shares of Common Stock under this Plan which, together with all other shares of stock of the Company and its Subsidiaries which he may be entitled to purchase in such year under all other employee stock purchase plans of the Company and its subsidiaries which meet the requirements of Section 423(b) of the Code, have an aggregate Fair Market Value (measured as of the first day of each applicable Purchase Period) in excess of $25,000. The limitation described in the preceding sentence shall be applied in a manner consistent with Section 423(b)(8) of the Code.

XI. WITHDRAWAL

A Participant may withdraw from the Plan at any time prior to the Exercise Date of a Purchase Period by filing a notice of withdrawal. Upon a Participant’s withdrawal, the payroll deductions shall cease for the next payroll period and the entire amount credited to his Account shall be refunded to him. Any Participant who withdraws from the Plan may again become a Participant hereunder at the start of the next Purchase Period in accordance with Section VII.

XII. ISSUANCE OF STOCK CERTIFICATES

The shares of Common Stock purchased by a Participant shall, for all purposes, be deemed to have been issued and sold at the close of business on the Exercise Date. Prior to that date, none of the rights or privileges of a stockholder of the Company shall exist with respect to such shares. Stock certificates shall be registered either in the Participant’s name or jointly in the names of the Participant and his spouse, as the Participant shall designate in his Stock Purchase Agreement. Such designation may be changed at any time by filing notice thereof. Certificates representing shares of purchased Common Stock shall be delivered promptly to the Participant following issuance.

XIII. TERMINATION OF SERVICE

(a) Upon a Participant’s Termination of Service for any reason other than death or voluntary termination of employment on or after attaining age 55 (“Retirement”), no payroll deduction may be made from any Compensation due him as of the date of his Termination of Service and the entire balance credited to his Account shall be automatically refunded to him.

(b) Upon a Participant’s Retirement, no payroll deduction shall be made from any Compensation due him as of the date of his Retirement. Such a Participant may, prior to Retirement, elect:

(1) to have the entire amount credited to his Account as of the date of his Retirement refunded to him, or

(2) to have the entire amount credited to his Account held therein and utilized to purchase shares on the Exercise Date as provided in Section X.

(c) Upon the death of a Participant, no payroll deduction shall be made from any Compensation due him at time of death, and the entire balance in the deceased Participant’s Account shall be paid to the Participant’s designated beneficiary, or otherwise to his estate.

XIV. AUTHORIZED LEAVE OF ABSENCE, DISABILITY

Payroll deductions shall cease during a period of absence without pay from work due to a Participant’s authorized leave of absence, disability or for any other reason. If such Participant shall return to active service prior to the Exercise Date for the current Purchase Period, payroll deductions shall be resumed in accordance with his prior authorization.

If the Participant shall not return to active service prior to the Exercise Date for the current Purchase Period, the balance of his Stock Purchase Account will be used to purchase shares on the Exercise Date as provided in Section X, unless the Participant elects to withdraw from the Plan in accordance with Section XI.

XV. PROCEDURE IF INSUFFICIENT SHARES AVAILABLE

In the event that on any Exercise Date the aggregate funds available for the purchase of shares of Common Stock pursuant to Section X hereof would result in purchases of shares in excess of the number of shares of Common Stock then available for purchase under the Plan, the Committee shall proportionately reduce the number of shares which would otherwise be purchased by each Participant on the Exercise Date in order to eliminate such excess, and the provisions of the second paragraph of Section X shall apply.

XVI. RIGHTS NOT TRANSFERABLE

The right to purchase shares of Common Stock under this Plan is exercisable only by the Participant during his lifetime and is not transferable by him. If a Participant attempts to transfer his right to purchase shares under the Plan, he shall be deemed to have requested withdrawal from the Plan and the provisions of Section XI hereof shall apply with respect to such Participant.

XVII. NO OBLIGATION TO EXERCISE OPTION

Granting of an option under this Plan shall impose no obligation on an Eligible Employee to exercise such option.

XVIII. NO GUARANTEE OF CONTINUED EMPLOYMENT

Granting of an option under this Plan shall imply no right of continued employment with the Company for any Eligible Employee.

XIX. NOTICE

Any notice which an Eligible Employee or Participant files pursuant to this Plan shall be in writing and shall be delivered personally or by mail addressed to the Committee, c/o Chief Executive Officer at Glenpointe Center West, 500 Frank W. Burr Blvd., Teaneck, NJ 07666, or such other person or location as may be specified by the Committee.

XX. REPURCHASE OF STOCK

The Company shall not be required to repurchase from any Participant shares of Common Stock acquired under this Plan.

XXI. ADJUSTMENT FOR RECAPITALIZATION, MERGER, ETC.

Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration or should the value of outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, then equitable adjustments shall be made by the Compensation Committee to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Exercise Date, (iii) the maximum number and class of securities purchasable in total by all Participants under the Plan on any one Exercise Date and (iv) the number and class of securities and the price per share in effect under each outstanding option. The adjustments shall be made in such manner as the Compensation Committee deems appropriate and such adjustments shall be final, binding and conclusive.

Subject to any required action by the stockholders, if the Company shall be the surviving corporation in any merger, reorganization or other business combination, any option granted hereunder shall cover the securities or other property to which a holder of the number of shares of Common Stock would have been entitled pursuant to the terms of the merger. A dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving entity shall cause every option outstanding hereunder to terminate.

The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment shall provide for the elimination of any fractional share which might otherwise become subject to an option.

XXII. AMENDMENT OF THE PLAN

The Board of Directors may, without the consent of the Participants, amend the Plan at any time, provided that no such action shall adversely affect options theretofore granted hereunder, and provided that no such action by the Board of Directors, without approval of the Company’s stockholders, may:

(a) increase the total number of shares of Common Stock which may be purchased by all Participants, except as contemplated in Section XXI;

(b) change the class of Employees eligible to receive options under the Plan;

(c) decrease the minimum purchase price under Section V;

(d) extend a Purchase Period hereunder; or

(e) extend the term of the Plan.

XXIII. INTERNATIONAL PARTICIPANTS

With respect to Eligible Employees who reside or work outside the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan with respect to such Eligible Employees in order to conform such terms with the requirements of local law.

XXIV. TERM OF THE PLAN

This Plan became effective as of the Effective Date, and was approved by the stockholders on May 26, 2004. The Plan, as amended and restated effective April 1, 2010 became effective upon its adoption by the Board of Directors on such date, provided, however, that the increase in the number of shares of Common Stock reserved for issuance under the Plan from 6,000,000 shares to 9,000,000 shares shall become effective only if it is approved at the Company’s 2010 Annual Meeting of Stockholders. The Plan shall continue in effect until all shares reserved for issuance pursuant to Article IV have been granted to Participants, unless terminated prior thereto pursuant to Section XV or XXI hereof, or pursuant to the next succeeding sentence. The Board of Directors shall have the right to terminate the Plan at any time, effective as of the next succeeding Exercise Date. In the event of the termination of the Plan, outstanding options shall not be affected, except to the extent provided in Section XV and any remaining balance credited to the Account of each Participant as of the applicable Exercise Date shall be refunded to each such Participant.